EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Third Quarter 2020 Financial Results

Results for the Third Quarter of 2020 and Fourth Quarter Outlook:

  Net loss attributable to the company of $34.5 million, or $(1.00) per diluted share, inclusive of a non-cash income tax charge of $13.8 million related to adjustments in the company’s deferred taxes
  Adjusted EBITDA of $8.8 million and free cash flow positive of $8.8 million
  Cash, cash equivalents and restricted cash of $182.3 million; $349.8 million available under committed loan facilities
  Expecting stronger fourth quarter results based on current market conditions, expected higher operating rates, and anticipated completion of USP upgrade at the York, Neb. location
  Green Plains Obion LLC has been selected as the third location to install Fluid Quip Technologies’ high protein system; with completion expected by the end of 2021

OMAHA, Neb., Nov. 04, 2020 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the third quarter of 2020. Net loss attributable to the company was $34.5 million, or $(1.00) per diluted share, inclusive of a non-cash income tax charge of $13.8 million, for the third quarter of 2020 compared with a net loss of $39.0 million, or $(1.06) per diluted share, for the same period in 2019. Revenues were $424.1 million for the third quarter of 2020 compared with $632.4 million for the same period last year.

“Our third quarter results improved significantly over the prior year with a consolidated crush margin of 8 cents per gallon and EBITDA of $8.8 million. Margins this quarter included nearly 6 cents per gallon of negative absorption due to lower utilization rates resulting from Project 24 upgrades, regional market conditions, and scheduled biannual plant maintenance,” said Todd Becker, president and chief executive officer. “We were pleased with the performance of our operating plants which earned approximately 14 cents per gallon consolidated crush margin during the quarter, with the expectation that these results would improve further as we continue to progress on our Project 24 initiative. Our results were also impacted by the deferment of scheduled third quarter high grade alcohol sales deliveries from our York location into the next two quarters, as a number of customers elected to wait until our upgrade to USP grade alcohol is completed in the fourth quarter. We anticipate a stronger fourth quarter based on current market conditions, expected higher operating rates, less negative absorption and the completion of the upgrade at York.”

The Company’s Project 24 upgrades are continuing at our Green Plains Mount Vernon location, which is expected to be completed in the first quarter of 2021. Once Mount Vernon is completed, the Green Plains platform will have significantly improved operating expenses and lowered its carbon footprint on 445 million gallons of capacity, leaving 195 million gallons of remaining capacity across three locations to receive Project 24 upgrades. Reductions in operating expenses are on track to drive overall operating costs to $0.24 per gallon or lower by the end of the second quarter of 2021 as we complete our Project 24 initiative.

“We are pleased to announce we have selected our Obion, Tennessee facility as the third location to install ultra-high protein technology using Fluid Quip Technologies’ patented MSC™ system, and based on current schedules, expect to begin production during the fourth quarter of 2021,” added Becker. “Total capital investment is anticipated to be approximately $60 million at Obion, or approximately 50 cents per gallon of capacity, with our ultra-high protein products providing an estimated 15 to 20 cents per gallon of initial uplift to the overall margin structure and increasing from there as higher protein levels and improved nutritional characteristics are realized. Once Obion is completed, Green Plains will have the capacity to produce over 200,000 tons of ultra-high protein.”

“Our balance sheet remains strong with over $182 million in cash as of the end of the quarter. Combined with the recent sale of the remaining interest in our cattle business for $80 million, the remaining availability on our $75 million project financing facility and $56 million in expected tax refund proceeds, we will have over $380 million in liquidity at our disposal to accelerate our transformation,” stated Becker.

“The recently announced partnership between Optimal Aquafeed and Hayashikane provides validation and support of our long-term strategy to help meet the increasing demands for human nutrition through sustainable ultra-high proteins, and novel ingredients,” commented Becker. “Our ultra-high protein product has unique characteristics, which we believe are unmatched by others in the space, and is viewed as a cornerstone ingredient, delivering better-for-you qualities to meet the growing demands of discerning customers worldwide.”

“Finally, the total transformation of our business has continued to accelerate over the past few months as we have executed on several initiatives resulting in a stronger balance sheet, a more nimble and focused company with exciting new partnerships, and we are just getting started,” added Becker. “We are continuing discussions with potential financial partners to help fund the remaining capital requirements to install ultra-high protein production technology at all of our locations with the goal of being finished in 2023, at which time we believe we can fully realize significant recurring and predictable earnings.”

Third Quarter Highlights and Recent Developments

  On October 27, 2020, the company announced a partnership with Hayashikane to deliver innovative nutritious solutions in aquafeed.
  On October 13, 2020, the company announced the sale of its remaining 50% interest in Green Plains Cattle Company LLC for approximately $80 million plus closing adjustments.
  On September 28, 2020, the company announced the groundbreaking at its Wood River, Nebraska location for the installation of high protein technology.
  On September 8, 2020, the company announced the closing of a $75 million loan facility for the construction of high protein technology at Green Plains Wood River LLC and a yet to be announced future location.

Results of Operations
Green Plains sold 189.2 million gallons of ethanol during the third quarter of 2020, compared with 238.5 million gallons for the same period in 2019. The adjusted consolidated ethanol crush margin was $15.8 million, or $0.08 per gallon, for the third quarter of 2020, compared with $(15.4) million, or $(0.06) per gallon, for the same period in 2019. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil and ultra-high protein, plus intercompany storage, transportation, nonrecurring decommissioning costs and other fees, net of related expenses.

Consolidated revenues decreased $208.3 million for the three months ended September 30, 2020, compared with the same period in 2019, due primarily to lower production volumes of ethanol, distillers grains and corn oil and decreased trading revenues within our agribusiness and energy services segment.

Operating loss decreased $28.2 million for the three months ended September 30, 2020, compared with the same period last year. Interest expense for the three months ended September 30, 2020, decreased $0.4 million compared with the same period in 2019. Income tax expense was $7.3 million for the three months ended September 30, 2020, compared with income tax benefit of $12.5 million for the same period in 2019, primarily due to the recording of a valuation allowance against deferred tax assets in the third quarter.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol, including industrial-grade alcohol, distillers grains, ultra-high protein and corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes food-grade corn oil and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Var.	2020	2019	% Var.
Revenues:
Ethanol production	$332,978	$484,406	(31.3)%	$1,099,245	$1,206,182	(8.9)%
Agribusiness and energy services	95,428	153,943	(38.0)	359,108	508,119	(29.3)
Food and ingredients	-	-	*	-	1,451	*
Partnership	21,382	20,154	6.1	62,034	62,066	(0.1)
Intersegment eliminations	(25,726)	(26,153)	(1.6)	(75,432)	(76,258)	(1.1)
	$424,062	$632,350	(32.9)%	$1,444,955	$1,701,560	(15.1)%
Gross margin:
Ethanol production	$2,816	$(28,121)	110.0%	$(4,241)	$(83,184)	94.9%
Agribusiness and energy services	8,401	3,478	141.5	19,776	21,814	(9.3)
Food and ingredients	-	(3)	*	-	(75)	*
Partnership	21,382	20,154	6.1	62,034	62,066	(0.1)
Intersegment eliminations	(2,470)	4,713	*	(4,671)	458	*
	$30,129	$221	* %	$72,898	$1,079	* %
Depreciation and amortization:
Ethanol production	$17,493	$15,547	12.5%	$50,575	$46,324	9.2%
Agribusiness and energy services	655	541	21.1	1,764	1,642	7.4
Partnership	940	991	(5.1)	2,867	2,747	4.4
Corporate activities	665	749	(11.2)	2,002	2,250	(11.0)
	$19,753	$17,828	10.8%	$57,208	$52,963	8.0%
Operating income (loss):
Ethanol production	$(21,351)	$(49,289)	(56.7)%	$(100,924)	$(147,366)	(31.5)%
Agribusiness and energy services	4,296	(461)	*	7,207	9,184	(21.5)
Food and ingredients	-	(6)	*	-	(76)	*
Partnership	12,986	12,322	5.4	37,641	38,029	(1.0)
Intersegment eliminations	(2,447)	4,738	*	(4,597)	533	*
Corporate activities	(7,689)	(9,669)	(20.5)	(27,228)	(27,952)	(2.6)
	$(14,205)	$(42,365)	(66.5)%	$(87,901)	$(127,648)	(31.1)%
Adjusted EBITDA:
Ethanol production	$(3,856)	$(33,787)	88.6%	$(49,588)	$(101,027)	50.9%
Agribusiness and energy services	4,950	(75)	*	9,115	10,686	(14.7)
Food and ingredients	-	(7)	*	-	(76)	*
Partnership	14,082	13,594	3.6	40,996	41,382	(0.9)
Intersegment eliminations	(2,447)	4,738	*	(4,597)	533	*
Corporate activities (1)	(6,022)	(7,501)	19.7	2,307	(22,206)	110.4
EBITDA	6,707	(23,038)	129.1	(1,767)	(70,708)	97.5
EBITDA adjustments related to discontinued operations	-	8,469	*	-	17,703	*
Proportional share of EBITDA adjustments to equity method investees	2,071	1,186	*	7,049	1,827	*
Noncash goodwill impairment	-	-	*	24,091	-	*
Adjusted EBITDA	$8,778	$(13,383)	165.6%	$29,373	$(51,178)	157.4%

(1) Includes corporate expenses, offset by earnings from equity method investments of $0.6 million and $20.4 million for the three and nine months ended September 30, 2020, respectively.

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Var.	2020	2019	% Var.
Ethanol production
Ethanol sold (gallons)	189,202	238,473	(20.7)%	579,540	617,536	(6.2)%
Distillers grains sold (equivalent dried tons)	479	617	(22.4)	1,504	1,601	(6.1)
Corn oil sold (pounds)	50,953	60,607	(15.9)	153,001	148,630	2.9
Corn consumed (bushels)	65,284	82,730	(21.1)	201,075	214,734	(6.4)

Agribusiness and energy services
Domestic ethanol sold (gallons)	189,716	255,537	(25.8)	578,049	650,185	(11.1)
Export ethanol sold (gallons)	26,190	55,109	(52.5)	161,802	217,540	(25.6)
	215,906	310,646	(30.5)	739,851	867,725	(14.7)
Partnership
Storage and throughput (gallons)	189,641	238,872	(20.6)	581,326	619,704	(6.2)

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended September 30,		Three Months Ended September 30,
	2020	2019	2020	2019

			($ per gallon produced)

Ethanol production operating loss	$(21,351)	$(49,289)	$(0.11)	$(0.21)
Depreciation and amortization	17,493	15,547	0.09	0.07
Total adjusted ethanol production	(3,858)	(33,742)	(0.02)	(0.14)

Intercompany fees, net:
Storage and logistics (partnership)	13,185	12,473	0.07	0.05
Marketing and agribusiness fees (1) (agribusiness and energy services)	6,444	5,910	0.03	0.03
Consolidated ethanol crush margin	$15,771	$(15,359)	$0.08	$(0.06)

(1) Includes certain nonrecurring decommissioning costs.

Liquidity and Capital Resources
On September 30, 2020, Green Plains had $182.3 million in total cash, cash equivalents and restricted cash, and $349.8 million available under committed working capital revolving credit agreements and our delayed draw term loan agreement, which are subject to restrictions and other lending conditions. Total debt outstanding at September 30, 2020, was $526.0 million, including $146.6 million outstanding debt under working capital revolvers and other short-term borrowing arrangements and $115.4 million of debt related to Green Plains Partners, net of debt issuance costs.

Conference Call Information
On November 5, 2020, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss third quarter 2020 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 3682884. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at http://investor.gpreinc.com/events.cfm.

Non-GAAP Financial Measures
Management uses adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization excluding the change in right-of-use assets. Adjusted EBITDA includes adjustments related to operational results of Green Plains Cattle prior to its disposition which are recorded as discontinued operations, and our proportional share of EBITDA adjustments of our equity method investees and noncash goodwill impairment. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with generally accepted accounting principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations that include corn processing, grain handling and storage and commodity marketing and logistics services. The company is one of the leading corn processors in the world and, through its adjacent businesses, is focused on the production of sustainable biofuels and sustainable high protein and novel feed ingredients. Green Plains owns a 48.9% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: disruption caused by health epidemics, such as the coronavirus outbreak, competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed initiative or to achieve anticipated savings from Project 24 and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$150,407	$245,977
Restricted cash	31,877	23,919
Accounts receivable, net	54,482	107,183
Income tax receivable	57,929	6,216
Inventories	184,661	252,992
Other current assets	29,321	31,626
Total current assets	508,677	667,913
Property and equipment, net	858,490	827,271
Operating lease right-of-use assets	56,904	52,476
Investment in equity method investees	73,563	68,998
Other assets	39,786	81,560
Total assets	$1,537,420	$1,698,218

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$89,566	$156,693
Accrued and other liabilities	28,682	39,384
Derivative financial instruments	17,577	8,721
Current operating lease liabilities	14,663	16,626
Short-term notes payable and other borrowings	146,614	187,812
Current maturities of long-term debt	34,378	132,555
Total current liabilities	331,480	541,791
Long-term debt	345,056	243,990
Long-term operating lease liabilities	45,360	38,314
Other liabilities	11,969	8,837
Total liabilities	733,865	832,932

Stockholders' equity
Total Green Plains stockholders' equity	685,626	751,905
Noncontrolling interests	117,929	113,381
Total liabilities and stockholders' equity	$1,537,420	$1,698,218

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Var.	2020	2019	% Var.
Revenues
Product	$423,027	$631,032	(33.0)%	$1,441,248	$1,696,245	(15.0)%
Services	1,035	1,318	(21.5)	3,707	5,315	(30.3)
Total revenues	424,062	632,350	(32.9)	1,444,955	1,701,560	(15.1)
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	393,933	632,129	(37.7)	1,372,057	1,700,481	(19.3)
Operations and maintenance	6,647	6,216	6.9	19,410	19,314	0.5
Selling, general and administrative	19,934	18,542	7.5	62,090	56,450	10.0
Goodwill impairment	-	-	*	24,091	-	*
Gain on sale of asset	(2,000)	-	*	(2,000)	-	*
Depreciation and amortization	19,753	17,828	10.8	57,208	52,963	8.0
Total costs and expenses	438,267	674,715	(35.0)	1,532,856	1,829,208	(16.2)
Operating loss from continuing operations	(14,205)	(42,365)	(66.5)	(87,901)	(127,648)	(31.1)
Other income (expense)
Interest income	3	767	(99.6)	643	2,813	(77.1)
Interest expense	(10,169)	(10,548)	(3.6)	(29,536)	(31,528)	(6.3)
Other, net	12	88	(86.4)	862	630	36.8
Total other expense	(10,154)	(9,693)	4.8	(28,031)	(28,085)	(0.2)
Loss from continuing operations before income taxes and income from equity method investees	(24,359)	(52,058)	(53.2)	(115,932)	(155,733)	(25.6)
Income tax benefit (expense)	(7,280)	12,530	(158.1)	48,461	40,692	19.1
Income from equity method investees, net of income taxes	906	644	*	20,917	534	*
Net loss from continuing operations including noncontrolling interest	(30,733)	(38,884)	(21.0)	(46,554)	(114,507)	(59.3)
Net income from discontinued operations, net of income taxes	-	3,393	*	-	966	*
Net loss	(30,733)	(35,491)	(13.4)	(46,554)	(113,541)	(59.0)
Net income attributable to noncontrolling interests	3,753	3,479	7.9	12,591	13,570	(7.2)
Net loss attributable to Green Plains	$(34,486)	$(38,970)	(11.5)%	$(59,145)	$(127,111)	(53.5)%

Earnings per share - basic and diluted
Net loss from continuing operations	$(1.00)	$(1.15)		$(1.71)	$(3.28)
Net income from discontinued operations	-	0.09		-	0.03
Net loss attributable to Green Plains	$(1.00)	$(1.06)		$(1.71)	$(3.25)

Weighted average shares outstanding:
Basic	34,629	36,913		34,632	39,092
Diluted	34,629	36,913		34,632	39,092

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss from continuing operations including noncontrolling interest	$(46,554)	$(114,507)
Net income from discontinued operations, net of income taxes	-	966
Net loss	(46,554)	(113,541)
Noncash operating adjustments:
Depreciation and amortization	57,208	52,963
Goodwill impairment	24,091	-
Deferred income taxes	(10,569)	(38,918)
Other	27,423	23,750
Net change in working capital	24,849	57,913
Net cash provided by (used in) operating activities - continuing operations	76,448	(17,833)
Net cash provided by operating activities - discontinued operations	-	17,469
Net cash provided by (used in) operating activities	76,448	(364)

Cash flows from investing activities:
Purchases of property and equipment, net	(85,376)	(43,372)
Proceeds from the sale of discontinued operations, net of cash divested	-	77,240
Proceeds from the sale of assets, net	-	3,469
Other investing activities	(4,098)	(100)
Net cash provided by (used in) investing activities - continuing operations	(89,474)	37,237
Net cash used in investing activities - discontinued operations	-	(4,169)
Net cash provided by (used in) investing activities	(89,474)	33,068

Cash flows from financing activities:
Net proceeds - long-term debt	67	111,865
Net payments - short-term borrowings	(49,705)	(75,496)
Payment for repurchase of common stock	(11,479)	(55,884)
Other	(13,469)	(26,881)
Net cash used in financing activities - continuing operations	(74,586)	(46,396)
Net cash used in financing activities - discontinued operations	-	(50,464)
Net cash used in financing activities	(74,586)	(96,860)

Net change in cash, cash equivalents and restricted cash	(87,612)	(64,156)
Cash, cash equivalents and restricted cash, beginning of period	269,896	283,284
Discontinued operations cash activity included above:
Add: Cash balance included in current assets of discontinued operations at beginning of period	-	34,911
Cash, cash equivalents and restricted cash, end of period	$182,284	$254,039

Continued on following page

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

Continued from previous page
	Nine Months Ended September 30,
	2020	2019

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$150,407	$235,537
Restricted cash	31,877	18,502
Total cash, cash equivalents and restricted cash	$182,284	$254,039

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss from continuing operations including noncontrolling interest	$(30,733)	$(38,884)	$(46,554)	$(114,507)
Interest expense	10,169	10,548	29,536	31,528
Income tax expense (benefit), net of equity method income tax expense	7,518	(12,530)	(41,957)	(40,692)
Depreciation and amortization (1)	19,753	17,828	57,208	52,963
EBITDA	6,707	(23,038)	(1,767)	(70,708)
EBITDA adjustments related to discontinued operations	-	8,469	-	17,703
Proportional share of EBITDA adjustments to equity method investees	2,071	1,186	7,049	1,827
Noncash goodwill impairment	-	-	24,091	-
Adjusted EBITDA	$8,778	$(13,383)	$29,373	$(51,178)

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.

Green Plains Inc. Contacts
Investors: Phil Boggs | Senior Vice President - Investor Relations and Treasurer | 402.884.8700 | phil.boggs@gpreinc.com
Media: Leighton Eusebio | Manager - Public Relations | 402.952.4971 | leighton.eusebio@gpreinc.com